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                                                                    Exhibit 10.S

                       SECOND AMENDMENT OF GROUND LEASES

          THIS SECOND AMENDMENT OF GROUND LEASES (this "Amendment") is entered into as of this 21st day of March, 1997, by and among COURTYARD BY MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Tenant"), HOST RESTAURANTS, INC., a Delaware corporation with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20817 ("HRI"), NEWARK PROPERTIES, INC., a Delaware corporation with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Newark"), CASA MARIA OF MARYLAND, INC., a California corporation with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Casa Maria") and ESSEX HOUSE CONDOMINIUM CORPORATION, a Delaware corporation with its principal address at 10400 Fernwood Road, Bethesda, Maryland 20817 ("Essex House") (HRI, Newark, Casa Maria and Essex House are sometimes each referred to herein, with respect only to the Leases described herein to which such corporation is a party, as "Landlord" and collectively as "Landlords").

                                   RECITALS:

          A. HRI is the landlord and Tenant is the legal or beneficial tenant under the ground lease agreements identified in part I of Exhibit A attached
                                                          ---------
hereto, Newark is the landlord and Tenant is the tenant under the ground lease agreements identified in part II of Exhibit A attached hereto, Casa Maria is the
                                    ----------
landlord and Tenant is the tenant under the ground lease agreements identified in part III of Exhibit A attached hereto, and Essex House is the landlord and
               ----------
Tenant is the tenant under the ground lease agreements identified in part IV of

Exhibit A attached hereto (such ground lease agreements listed in parts I, II,
----------
III and IV of said Exhibit A being hereinafter referred to each as a "Lease" and
                   ---------
collectively as the "Leases," and the land that is subject to each Lease, as described on Exhibit B attached hereto being hereinafter referred to as the
             ---------
"Leased Premises").

          B. The Leased Premises and the Courtyard by Marriott hotels located thereon (the "Hotels") are subject to certain mortgage indebtedness of Tenant (the "Existing Debt") in the original principal amount of $350,000,000, which had an outstanding principal balance immediately prior to the date hereof of approximately $282,000,000. The Existing Debt is, on the date hereof, being refinanced through a loan (the "Loan") by Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc. ("Lender") to Tenant in the original principal amount of approximately Three Hundred Twenty-Five Million Dollars ($325,000,000).
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          C.  The Loan is being made pursuant to that certain Loan Agreement dated as of the date hereof by and between Tenant, as borrower, and Lender, as lender (the "Loan Agreement").

          D. All of Lender's rights under the Loan Agreement and all other Loan Documents (as defined below), including, without limitation, the Mortgages (as defined below), may be assigned by Lender, along with mortgage loans made to other borrowers, to, among others, an institutional trustee (the "Trustee"), as trustee for the benefit of the holders from time to time of certain commercial mortgage-backed certificates (the "Certificates") pursuant to Section 9 of the Loan Agreement, and may be serviced by a professional loan servicing company selected by Lender (the "Servicer") on behalf of the Trustee. Upon assignment of the Loan Documents to the Trustee, the term "Lender" as used herein will mean the Trustee and the Servicer (on behalf of the Trustee), as applicable.

          E. The Loan will be secured by, among other things, mortgage, deed of trust, or similar liens on each of the Leased Premises and the Hotels located thereon, including, without limitation, (a) those certain Mortgages (or Fee and Leasehold Mortgages), Open-End Mortgage, Deed to Secure Debt, Assignment of Leases and Rentals, Security Agreement and Fixture Filing and (b) those certain Deeds of Trust (or Fee and Leasehold Deeds of Trust), Assignment of Leases and Rentals, Security Agreement and Fixture Filing, dated as of even date herewith by Tenant to or for the benefit of Lender, as to Tenant's leasehold interest in the Leased Premises and its ownership interest in the Improvements (as defined in each applicable Lease) thereon, and by Landlord, to or for the benefit of Lender, as to Landlord's fee simple interest in the Leased Premises and its reversionary interest, if any, in the Improvements thereon (each a "Mortgage" and collectively the "Mortgages").

          F. Pursuant to the Subordination Agreement (as hereafter defined), Landlord has agreed to subordinate to payment of the "Senior Obligations" (as hereinafter defined) its right to receive certain payments of "Rental" and "Deferred Rental" (as defined in any applicable Lease) in the manner described in the Subordination Agreement (as hereinafter defined).

          G. Except for provisions regarding the payment of Rental, as reflected on Schedule A to the various Leases, the terms and conditions of the
             ----------
Leases are substantially identical in all material respects.

          H. The parties hereto desire to clarify certain provisions of each of the Leases, and to amend certain other provisions thereof, as more fully set forth herein.

                                       2
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          NOW THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which each of the parties acknowledges, the parties agree as follows:

          ARTICLE 1.   Amendments to and Clarifications of Leases

          Each Landlord is entering into this Amendment only as to the Leases to which it is a party, and any future amendments to any Lease shall be required to be executed in writing only between Tenant and Landlord from time to time under such Lease, without the need for any other "Landlord" hereunder that is not a party to such Lease to join therein or to consent thereto. A representative form of one of the Leases is attached hereto as Exhibit C. The amendments
                                                ---------
herein sometimes refer to particular sections of Exhibit C.  If the Section
                                                 ---------
numbering in any Lease differs from the Section numbering in Exhibit C, the
                                                             ---------
amendments herein shall be deemed to be amendments to the corresponding sections of such other Lease. From and after the date hereof, each of the Leases shall be deemed to be amended and clarified in the following respects.

          1.1  Certain Definitions

          Certain definitions contained in each Lease shall be deemed amended or modified as follows (and all definitions defined in this Amendment shall be deemed to be incorporated into each Lease, with the same effect as if set forth in full therein):

          "Affiliates" has the meaning ascribed to it in the Loan Agreement.

          "Amendment" shall mean this Second Amendment of Ground Leases.

          "Allocated Loan Amount" means, for the Hotel that is located on the Leased Premises that is subject to any applicable Lease, the amount set forth for such Hotel on Exhibit D attached hereto.
                  ---------

          "Applicable Percentages" as to the Hotel located on the Leased Premises described in any applicable Lease, means the quotient of (a) the Allocated Loan Amount, as of the date hereof, of such Hotel divided by (b) the Allocated Loan Amounts, as of the date hereof, of all Hotels that are subject to the lien of any Mortgage on the date such calculation is to be made (ignoring any Hotels that Tenant intends to have released from the lien of a Mortgage as of such date).

          "Bona Fide Institutional Lender" shall be deemed to include, in addition to the types of entities described in the definitions described in each Lease, (1) Lender and its Affiliates and any of their respective successors and assigns, (2) the Trustee, and its successors and assigns, (3) the Servicer, on behalf of the Trustee, and its successors, sub-servicers and assigns, (4) any entity or trust that is

                                       3
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qualified under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as a "Real Estate Mortgage Investment Conduit" or "REMIC", (5) public or private bondholders or certificate holders represented by an institutional trustee that have made a loan to Tenant or have purchased a loan made to Tenant, and (6) any Affiliate of Tenant that is formed for the purpose of making a loan to Tenant that will be assigned contemporaneously with the making thereof to another Bona Fide Institutional Lender.

          "Certificates" has the meaning set forth in Recital D hereof.

          "Collateral Assignment" means that certain Collateral Assignment of Management Agreement and Subordination Agreement dated as of the date hereof by and among Tenant, Lender, and the Manager relating to the Management Agreement.

          "Defeasance Period" has the meaning ascribed to it in Section 2.5(a) of the Loan Agreement.

          "Defeased Note" has the meaning ascribed to it in Section 2.5(a)(iv)(D) of the Loan Agreement.

          "Deferred Ground Rent" means any payment of Rental or Deferred Rental under any Lease that is not paid when due as a result of the subordination provisions of the Subordination Agreement.

          "Existing Debt" has the meaning set forth in Recital B hereof.

          "Fee Mortgage" shall mean the applicable Mortgage and any other mortgage, deed of trust, deed to secure debt or similar lien instrument signed by a Landlord for the purpose of granting a lien on Landlord's interest in the Leased Premises to secure indebtedness of Tenant.

          "Foreclosure" means a foreclosure of any applicable Mortgage (including, without limitation, a Fee Mortgage), a sale of the property and assets that are encumbered thereby under a power of sale contained therein, any similar procedure under which Lender or a third party becomes owner of the Leased Premises in complete or partial satisfaction of the debt secured by a Mortgage (including, without limitation, a Fee Mortgage) or any conveyance in lieu of any of the foregoing.

          "Foreclosure Purchaser" means any transferee of a Lease pursuant to a Foreclosure and, if such transferee is Lender, the Trustee or an affiliate of either, the next subsequent transferee that is not an affiliate of Lender or the Trustee.

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          "General Partner" means CBM One Corporation, a Delaware corporation, which is the general partner of Tenant.

          "Gross Revenues" shall have the meaning ascribed to it in the Management Agreement, as it exists on the date hereof, so long as the Leased Premises are operated as a hotel. At such time as the Leased Premises are no longer operated as a hotel, the definition of "Gross Revenues" contained in each applicable Lease (ignoring this Amendment) will again be operative.

          "Hotel," as used in any applicable Lease, means the Improvements (which are currently operated as Courtyard by Marriott hotels).

          "Hotels" has the meaning set forth in Recital B hereof.

          "Improvements" has the meaning ascribed to it in each applicable
Lease.

          "Lease" has the meaning set forth in Recital A hereof.

          "Leased Premises" has the meaning set forth in Recital A hereof.

          "Leasehold Mortgage," as defined in each Lease, shall be deemed to include, without limitation, the applicable Mortgage.

          "Leasehold Mortgage Amount" shall include, without limitation, the amount of all principal, interest, yield maintenance premiums, if any, release premiums, if any, defeasance deposits, if any, trustee fees, servicer fees, costs of administration and enforcement and other amounts payable under the Loan Agreement and the Mortgage Note.

          "Leasehold Mortgagee," as defined in each Lease, shall be deemed to include, without limitation, Lender, as the mortgagee or beneficiary under the applicable Mortgage, and its successors and assigns thereunder.

          "Lender" means the lender from time to time under the Loan Agreement, including, without limitation, Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., the Trustee (as the assignee of Lender), and the Servicer (acting on behalf of the Trustee).

          "Loan" means the $325,000,000 loan evidenced by the Mortgage Note and made pursuant to the Loan Agreement.

          "Loan Agreement" has the meaning ascribed to in Recital C hereof.

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          "Loan Documents" means the Loan Agreement, the Mortgage Note, each of the Mortgages, and all other documents relating to, securing, or delivered in connection with the Loan Agreement.

          "Management Agreement" means that certain Management Agreement dated as of January 4, 1997 by and between Tenant, as owner of 50 Hotels, and the Manager, as manager thereof.

          "Manager" means Courtyard Management Corporation, a Delaware corporation, and its permitted successors and assigns.

          "Mortgage" and "Mortgages" have the meanings set forth in Recital E hereof. The use of the term "Mortgage" in any applicable Lease shall mean the Mortgage that encumbers the Leased Premises that is subject to that Lease.

          "Mortgage Note" means the promissory note described in Section 2.2 of the Loan Agreement; provided, however, that if the principal amount of such
                    --------  -------
promissory note shall be divided at any time into one or more Defeased Notes and one or more Undefeased Notes pursuant to Section 2.5 of the Loan Agreement, "Mortgage Note" shall mean, collectively, all such Undefeased Note[s] and Defeased Note[s].

          "Mortgagee" means the mortgagee or beneficiary from time to time under the applicable Mortgage or any other Fee Mortgage or Leasehold Mortgage affecting the applicable Leased Premises.

          "Opening Date" for any Hotel that is subject to a Lease, shall mean the date set forth for such Hotel on Exhibit E as the Opening Date.
                                     ---------

          "Payment Priorities" has the meaning ascribed to it in Section 1.4 hereof.

          "Refinancing" has the meaning ascribed to it in the Management Agreement.

          "Release Price" has the meaning ascribed to it in the Loan Agreement.

          "Rent Commencement Date" shall mean for any Hotel that is subject to a Lease, the date set forth for such Hotel on Exhibit E as the Rent Commencement
                                            ---------
Date.

          "Senior Obligations" has the meaning ascribed to it in the Subordination Agreement.

          "Servicer" has the meaning set forth in Recital D hereof.

          "Subordination Agreement" means that certain Marriott Ground Lease Rental Subordination Agreement of even date herewith entered into by Landlords for the benefit of the holders from time to time of the Senior Obligations.

          "Trustee" has the meaning set forth in Recital D hereof.

          "Undefeased Note" has the meaning ascribed to it in Section 2.5(a)(iv)(D) of the Loan Agreement.

          1.2  Other Capitalized Terms

          Capitalized terms that are used herein and are not defined in Section
1.1 hereof shall have the meanings ascribed to them (a) where such capitalized terms are introduced in bold face and placed in quotation marks herein or (b) in the documents to which reference is made herein for ascertaining the definition thereof.

          1.3  Tenant Owns Improvements

          The Improvements (as defined in the applicable Lease) are the sole property of Tenant, subject only to Landlord's reversionary interest, if any, in any Improvements.

          1.4  Amendment to Section 3.03

          Tenant's obligation under Section 3.03 of any Lease to safeguard the Improvements and to restore the Leased Premises to an unimproved condition upon the termination of such Lease in the events described in said Section 3.03 shall be (A) limited to the amount by which (i) the aggregate amount of net insurance proceeds or net Awards available to Tenant exceeds (ii) the Allocated Loan Amount required to be paid to Lender under the Loan Agreement upon a condemnation or casualty affecting the applicable Hotel, plus accrued interest on the Loan, and (B) limited to the amount necessary to eliminate any hazardous condition on the Leased Premises or to prevent imminent and substantial physical deterioration of the Improvements thereon ("Stabilization"). If Tenant does not, in fact, pay for the costs of Stabilization, the reasonable cost to Landlord to effect such Stabilization shall be deemed to be additional Rental of the kind referred to in Section 5.13 of the Lease, as modified by Section 1.9 hereof, which shall be paid only in accordance with the applicable payment priorities set forth in Section 5.02 of the Management Agreement and the provisions of the Subordination Agreement (the "Payment Priorities"). The obligation to remove Improvements under Section 3.03 shall not apply to any Foreclosure Purchaser. Landlord shall in all events have the right to safeguard the Improvements if (a) Landlord believes such action is necessary or desirable to avoid liability on the part of Landlord and its Affiliates and (b) if Tenant or the Foreclosure Purchaser does not do so. Any amounts reasonably expended by Landlord in so doing shall be considered additional Rental of the kind referred to in Section 5.13 of the Lease, as modified by Section 1.9 hereof, which shall be paid only in accordance with the Payment Priorities.

          1.5  Amendment to Section 4.05

          (a) So long as the Manager is an Affiliate of Landlord, Landlord agrees that delivery by Tenant to Landlord of the reports delivered by the Manager to Tenant pursuant to the third sentence of Section 9.01 of the Management Agreement will satisfy Tenant's obligations under the second sentence of Section 4.05(a) of any such Lease.

          (b) Section 4.05(a) is further modified to provide that: "If, at any time, Landlord and Manager are not Affiliates, Tenant shall deliver to Landlord all such financial reports and statements concerning the operations of the Leased Premises as Landlord shall reasonably request, including without limitation, such reports as are necessary for Landlord to determine whether there are sufficient revenues from the operation of the Leased Premises to pay Rental, Deferred Rental, Deferred Ground Rent, and other sums then owing to Landlord."

          (c) At any time that the Manager is an Affiliate of Landlord, the first sentence of Section 4.05(b) shall be deemed to be omitted in its entirety and the penultimate sentence of Section 4.05(b) shall be deemed to be amended to read in its entirety as follows: "Landlord shall bear the cost of all such audits."

          1.6  Amendment to Section 5.01(b)

          So long as the Mortgage or any other Fee Mortgage signed by Landlord to secure the obligations of Tenant in respect of Qualified Debt (as defined in the Management Agreement) shall be in effect, the first sentence of Section 5.01(b) shall be deemed to be amended in its entirety to read as follows:

          "During the term of each applicable Lease, Landlord agrees that it shall not assign, transfer, pledge, convey, mortgage or encumber, or permit the assignment, transfer, pledge, conveyance, mortgaging or encumbrance of any or all of Landlord's Interest (each a "Transfer"), other than pursuant to a written instrument (1) which provides that such Transfer is both subject and subordinate to the Lease, the applicable Mortgage and the Subordination Agreement (2) whereby the transferee assumes Landlord's obligations under the Subordination Agreement with respect to the Lease which is to be the subject of the Transfer, and (3) whereby Landlord confirms that it will remain liable to make any payment required under Section 2.4 of the Subordination Agreement in the event that the transferee fails to do so; provided, however, that the foregoing shall not apply to, and nothing in
       --------  -------
this Section 5.01 shall prohibit, sales or transfers of equity interests in Landlord or any transfer which may occur, by operation of law or otherwise, as part of a "Reorganization" as defined in Section 368 of the Internal Revenue Code of 1986, as amended."

          1.7  Amendment to Section 5.05

          Section 5.05 of each Lease is amended in the following respect:
Tenant shall not have the right under Section 5.05(a) of such Lease to replace any Improvements or to demolish, raze, or otherwise remove the same unless it shall first have paid to the Landlord the amount that would be payable by Tenant under Section 1.16 if Tenant were assigning its interest in such Lease. The immediately preceding sentence shall not apply to Lender or to a Foreclosure Purchaser. As to any Foreclosure Purchaser (other than Lender or an affiliate thereof), the following shall apply instead: Any Foreclosure Purchaser (other than Lender or an affiliate thereof) that becomes the "Tenant" under any Lease shall not have the right under Section 5.05(a) of the applicable Lease to replace any Improvements or to demolish, raze, or otherwise remove the same unless it shall have paid to Landlord all amounts due and owing under the Lease from and after the date on which such Foreclosure Purchaser first became the "Tenant" under the Lease.

          1.8  Amendment to Section 5.10

          The following is added to each Lease as Sections 5.10(d) and 5.10(e):


               "(d) In the event any Affiliate of Landlord shall cease to be the manager of the Improvements, Tenant agrees to establish a reserve or reserves with Landlord for the payment, prior to delinquency, of all real property taxes and assessments, and all other taxes and assessments of any kind or nature whatsoever (all of which taxes, assessments and other charges are hereinafter referred to as "Impositions") as follows: Tenant shall pay to Landlord, on each day installments of Rental are payable under this Lease, an amount equal to one-thirteenth (1/13th) of (i) the amount Landlord reasonably estimates will be needed to pay the annual Impositions, and (ii) the annual premiums for insurance required to be maintained pursuant to
          Article VII of this Lease. Tenant agrees to cause all bills, statements or other documents relating to Impositions or insurance to be sent or mailed directly to Landlord upon request. Upon receipt of such bills, statements or other documents, and provided Tenant has deposited sufficient funds with Landlord, Landlord shall pay such amounts as may be due thereunder out of the funds so deposited. If at any time and for any reason the funds deposited with Landlord are or will be insufficient to pay such amounts as may then or subsequently be due, Landlord shall notify Tenant and Tenant shall immediately deposit an amount equal to such deficiency with Landlord. Nothing contained herein shall cause Landlord to be obligated to pay any amounts in excess of the amount of funds deposited with Landlord. Should Tenant fail to deposit with Landlord sufficient sums to pay fully any Imposition or insurance premium before it becomes delinquent, Landlord may, at Landlord's election, but without any obligation so to do, advance any amounts required to make up the deficiency. All such advances that are made in connection with any Lease that is subject to the Subordination Agreement shall be treated as additional Rental of the kind referred to in Section 5.13 of the Lease, as modified by Section 1.9 hereof, which shall be paid only in accordance with the Payment Priorities.

               (e) Landlord agrees that the provisions of Section 5.10(d) shall be deemed satisfied if reserves to pay Impositions and insurance premiums are established by Tenant with any Leasehold Mortgagee."

          1.9  Amendment to Section 5.13

          Notwithstanding anything in Section 5.13 of the Lease or elsewhere therein to the contrary, Landlord shall not make any payment under the Lease that would cause the unpaid amount of all additional Rental payable at any time under Section 5.13 of all of the Leases that are subject to the Subordination Agreement, taken in the aggregate, to exceed $10 million at any time.

          Landlord agrees, for the benefit of Tenant and any Leasehold Mortgagee, that, if Landlord at any time redeems the Leased Premises from a foreclosure sale for the non-payment of any Impositions or other charges, as permitted by Section 5.13(c) of each Lease the liens of each Leasehold Mortgage in effect immediately prior to such foreclosure, and the respective priorities thereof, shall be reinstated, provided, that Landlord is reimbursed for the cost
                              --------  ----
of the redemption upon the earlier of (a) 12 months following payment thereof by Landlord or (b) prior to a subsequent foreclosure by the applicable Leasehold Mortgagee. Landlord further agrees, at the cost and expense of Tenant or the applicable Leasehold Mortgagees, to execute such further documentation as shall be reasonably necessary to give full effect to the intention of this Section 1.9.

          1.10  Amendment of Section 6.01

          (a) The following is added to each lease as Section 6.01A: "6.01A Fee Subordination. If requested by Tenant, Landlord shall, to the extent of
--- -------------
Landlord's right, title, and interest in the fee simple estate of the Leased Premises, join with Tenant in the execution and delivery of one or more first mortgages, first deeds of trust, or other proper instruments in the nature thereof (each of which is designated hereinafter as a "Fee Mortgage," and the holder of the debt secured thereby, or such holder's designee or nominee, is referred to as the "Fee Mortgagee") mortgaging or pledging Landlord's fee simple estate and reversionary interest in the Leased Premises to or for the benefit of the Fee Mortgagee, and its successors and assigns; provided, however:

          (i) Landlord shall have no personal liability for the repayment of any loan secured by any loan documents described in this Section, nor shall it have any liability as to any other covenants of such loan documents, and it shall not be required to execute any loan documents that would subject Landlord to personal liability to pay any indebtedness, or portion thereof, secured by such loan documents or to comply with any other covenants of such loan documents.

          (ii) Landlord shall not be required to execute any Fee Mortgage or other instrument encumbering Landlord's Interest, other than (i) the Mortgage and (ii) a Fee Mortgage that pertains to a Qualified Refinancing (as defined in the Management Agreement) that secures debt that matures (including extensions thereof upon any exercise of extension options available under the applicable loan documents) no later than April 10, 2022; provided, however, that if any
                                              --------  -------
such debt is not repaid by April 10, 2022, the lien of such Fee Mortgage on Landlord's Interest shall not terminate but shall continue during the pendency of any forbearance, "work out," or foreclosure period or proceedings.

          (iii) Any loan to which this Section applies shall be obtained only from a Bona Fide Institutional Lender other than Tenant or an Affiliate of Tenant.

          (iv) Any Fee Mortgage shall be a lien on Tenant's interest in this Lease and the Leased Premises to the same extent it is a lien on Landlord's interest.

          (v) Any Fee Mortgage shall contain a provision that should there be an uncured default under the Fee Mortgage, the Fee Mortgagee shall not have the right to commence any foreclosure action thereunder, until the expiration of thirty (30) days after delivery to Landlord pursuant to Section 12.03 of the Lease of written notice of such default and the Fee Mortgagee's intent to foreclose.

          (vi) If any Fee Mortgage is foreclosed and if the proceeds of the foreclosure sale exceed the unpaid principal and interest due on the Fee Mortgage and the expenses of foreclosure, Landlord shall receive such excess, and the Fee Mortgage shall protect this right of Landlord.

          (vii)  If any Fee Mortgage is foreclosed, the sale shall be of either
(A) the leasehold interest of the Tenant only, subject to this Lease, or (B) the entire fee simple title to the mortgaged property, inclusive of the entire interest of the Tenant and Landlord therein, but not the interest of Landlord
                                             --- ---
only.

          (viii) All costs and expenses, including, without limitation, reasonable attorney's fees, incurred by Landlord in connection with the transactions described in this Section 6.01A shall be paid by Tenant.

          Any Fee Mortgage delivered in connection with this Section 6.01A shall be treated as a Fee Mortgage and not a Leasehold Mortgage."

          So long as the Leased Premises shall be subject to a Fee Mortgage that is entitled to the benefits of the Subordination Agreement, the words "unpaid principal and interest due on the Fee Mortgage" in Section 6.01A(vi) are deleted and replaced with the following words: "full amount of all Senior Obligations then owing."

          1.11   Amendment to Section 6.02

          The provisions of Section 6.02(d)(1) of each Lease, requiring the Leasehold Mortgagee to pay Rental to Landlord as it becomes due, are subject to the provisions of the Subordination Agreement, and any Rental that is not paid because of the insufficiency of Available Cash Flow (as defined in the Management Agreement) as of the date such Rental is due shall become Deferred Ground Rent, and shall be payable only in accordance with the Payment Priorities.

          1.12  Lender Entitled to Benefits of Article VI

          The "Mortgagee" or "Beneficiary", as the case may be, from time to time under the Mortgage, including, without limitation, Lender, shall be entitled to all of the rights of a "Leasehold Mortgagee" under Article VI of each Lease.

          1.13  Amendment to Section 6.03

          The requirements of Section 6.03(a)(2) that Leasehold Mortgagee pay Landlord past due Rental and other sums shall not apply to the Leasehold Mortgagee or any Foreclosure Purchaser, but all such sums which are not then paid by the Leasehold Mortgagee or any Foreclosure Purchaser shall continue to be treated as Deferred Ground Rent and shall be repaid in accordance with the Payment Priorities.

          1.14  Amendment of Section 7.05

          Notwithstanding anything in Section 7.05 of any Lease to the contrary, in the event of a damage to the Leased Premises by fire or other casualty at a time when the Mortgage shall remain in effect, any applicable casualty insurance proceeds shall be paid as follows: (1) first, to the applicable Mortgagee, in an amount equal to the Allocated Loan Amount (as then calculated pursuant to the applicable Mortgage), plus accrued and unpaid interest thereon, (or, if the casualty occurs during the Defeasance Period, an amount equal to the applicable "Defeasance Deposit" (as defined in the Loan Agreement) calculated as if the Defeased Note were equal to the Allocated Loan Amount) (2) second, to Landlord in an amount equal to the costs reasonably incurred by Landlord to eliminate any hazardous condition on the Leased Premises or Improvements caused by such casualty or to prevent imminent and substantial physical deterioration of the Leased Premises or the Improvements, (3) third, to the applicable Mortgagee, up to an amount which, when added to the amount paid to such Mortgagee pursuant to clause (1) above, equals the Release Price (or, if such payment is made during the Defeasance Period, in an amount when added to the amount paid to such Mortgagee pursuant to clause (1) above, equals the balance of the applicable Defeasance Deposit) and (4) the balance, if any, to the Borrower; Section 7.05 shall be deemed to be amended accordingly.

          1.15  Satisfaction of Article VII Requirements

          (a) The words "twenty five million dollars ($25,000,000) (which amount shall be adjusted every three (3) years in accordance with the Price Index)" that appear in Section 7.01 of any Lease are hereby deleted and replaced with the following words: "Twenty-Five million ($25,000,000) (which amount shall be adjusted every three (3) years in accordance with the Price Index) or, so long as the Manager is the manager of the Hotel, such lesser amount as is customarily carried by the Manager with respect to hotels that it manages"; provided,
                                                                --------
however, that if the Leased Premises ceases to be managed as a hotel by the
-------
existing Manager or one of its Affiliates, the original wording of Section 7.01 shall be restored.

          (b) Landlord agrees that satisfaction by Tenant, as "Mortgagor" or "Grantor", as applicable, under the Mortgage, of the requirements of Section 1.7 of the Mortgage will be deemed to be satisfaction of all of the requirements of
Section 7.02 of such Lease. Tenant shall not be required to carry earthquake insurance except (i) if customarily carried by the Manager on behalf of substantially all of the other hotels that it manages in the area in which the Hotel is located or (ii) if required by Lender.

          (c) So long as the Mortgage is in effect, Landlord shall have no right to join in the adjustment of any insurance claim under the policies required under Section 7.02 of such Lease or Section 1.7 of the Mortgage.

          1.16 Restrictions on Tenant's Right to Assign or Terminate Lease or Change the Use of the Lease Premises

          Tenant shall not be entitled to exercise any right Tenant may have (x) to assign or terminate any Lease, or (y) to change the use of the Leased Premises, unless on or prior to the date such assignment, termination, or change in use is to take effect, Tenant pays to Landlord an amount equal to the Applicable Percentage of the aggregate amount of Deferred Ground Rent then owing under the Leases then in effect; provided, however, that this provision shall
                                 --------  -------
not apply to an assignment or termination of such Lease in connection with a Foreclosure or a change in use of the Leased Premises following a Foreclosure; and provided, further, however, that neither the applicable Mortgagee, nor any
    --------  -------
Foreclosure Purchaser nor any replacement tenant succeeding to the interests thereof under any applicable Lease shall be permitted to take any of the actions described in clauses (x) or (y) above unless on or prior to the date such assignment, termination, or change in use is to take effect, such party pays to Landlord an amount equal to the aggregate amount of Rental and Deferred Rental owing under such Lease to the extent arising from and after the date such party became the "Tenant" under such Lease. Notwithstanding the foregoing, the provisions of the second proviso in the immediately preceding sentence shall not apply to Lender or any Foreclosure Purchaser that is an affiliate of Lender.

          1.17  Amounts Owing upon Release of Lender Mortgage

          The amount specified in Section 1.16 hereof shall also be due and owing to Landlord upon a release of the lien of any applicable Mortgage.

          1.18  Amendment of Section 8.03

          Notwithstanding anything in Section 8.03(a) of any Lease to the contrary, in the event of a Total Taking (as defined in the Lease) of the Leased Premises at a time when the Mortgage shall remain in effect, any applicable Award (as defined in the Lease) shall be paid as follows: (1) first, to the applicable Mortgagee, in an amount equal to the Allocated Loan Amount (as then calculated pursuant to the applicable Mortgage), plus accrued and unpaid interest thereon, (or, if the Taking (as defined in the Lease) occurs during the Defeasance Period, an amount equal to the applicable "Defeasance Deposit" (as defined in the Loan Agreement) calculated as if the Defeased Note were equal to the Allocated Loan Amount) (2) second, to Landlord in an amount equal to the costs reasonably incurred by Landlord to eliminate any hazardous condition on the Leased Premises or Improvements caused by such casualty or to prevent imminent and substantial physical deterioration of the Leased Premises or the Improvements, (3) third, to the applicable Mortgagee, up to an amount which, when added to the amount paid to such Mortgagee pursuant to clause (1) above, equals the Release Price (or, if such payment is made during the Defeasance Period, in an amount when added to the amount paid to such Mortgagee pursuant to clause (1) above, equals the balance of the applicable Defeasance Deposit) and (4) the balance, if any, to the Lender in accordance with Loan Documents. Section 8.03(a) shall be deemed to be amended accordingly. For purposes of this Agreement, the Senior Obligations will be deemed to have been "paid in full" on such date as all of the conditions set forth in clauses (i) and (ii) of Section 2.1.2 of the Subordination Agreement shall have been satisfied.

          1.19  Amendment to Section 10.01

          Landlord shall not declare an Event of Default under any Lease as a result of non-payment of Rental under Section 10.01(a) that is not payable because of the provisions of the Subordination Agreement, as long as such unpaid Rental is paid when permitted in accordance with the Payment Priorities. So long as (a) Tenant is an Affiliate of Host Marriott Corporation and (b) Landlord is Marriott International, Inc. or an Affiliate thereof, notices of non-payment of Rental under Section 10.01(a) shall be sent to each Mortgagee. If the Manager is not an Affiliate of Landlord, a late charge equal to 3% of the amount past due shall be imposed on all payments of Rental that are not paid when due (subject to any extension of the due date pursuant to the terms of the Subordination Agreement). All such late charges shall be deemed to be a part of "Rental" for purposes of the Subordination Agreement.

          1.20  Amendment of Section 12.13

          Section 12.13 of each Lease is hereby amended in its entirety to read as follows:

                "Except as set forth in this Section 12.13, Landlord agrees to look solely to Tenant's interest in the Improvements and the Leased Premises for payment of any Minimum Rental, Percentage Rental, Rental, Deferred Rental, Deferred Ground Rent or other amounts which may become due and payable hereunder. Except for events or matters described in clause (iii) (A) through (F) below, no other property of Tenant or any partner, officer, director, shareholder or member of Tenant shall be subject to levy, execution or enforcement for the payment of the foregoing amounts or the satisfaction of Landlord's remedies under this Lease; provided, however, that the foregoing
                                     --------  -------
          provisions of this Section 12.13 shall not (i) prevent the failure to pay when due any amounts under this Lease, or the failure to comply with any other covenants under this Lease, from constituting a default under this Lease, (ii) except as expressly limited hereby, limit or impair Landlord's enforcement of its remedies under this Lease, or (iii) constitute a waiver by Landlord of any rights to damages, other monetary relief, or any other remedy at law or in equity, that Landlord may have against Tenant, or any other party liable under this Lease (but in no event Lender or any affiliate thereof), by reason of or in connection with any of the following: (A) any fraud on the part of Tenant or intentional misrepresentation by Tenant to Landlord, (B) failure of Tenant to apply any insurance proceeds or condemnation awards in the manner required by this Lease or any applicable Mortgage, (C) at any time that the Leased Premises are not managed by an Affiliate of Landlord, failure by Tenant to obtain and maintain any insurance coverage required by this Lease, (D) the indemnities set forth in Section 5.02(c) of this Lease pertaining to environmental conditions, (E) violation by Tenant of the terms of
          Section 1.7 of the Amendment, or (F) the indemnities set forth in
          Section 5.02(d) of this Lease regarding claims or actions brought against Landlord in violation of Section 4.12 or 5.12 (Limitation of Liability), as the case may be, of the applicable Mortgage. Tenant (but in no event Lender or any affiliate thereof) shall indemnify, defend and hold harmless Landlord from and against all claims, demands, obligations and liabilities arising from or relating to the matters set forth in clause (iii) above, including reasonable attorneys' fees and expenses, whether or not suit is brought with respect to such matters."

          In no event shall Landlord have recourse to any limited partners, officers, directors or shareholders of Tenant for any obligations or liabilities of Tenant. Notwithstanding anything in this Section 12.13 to the contrary, no Landlord shall be entitled to seek recourse against Lender or any affiliate thereof that may become the "Tenant" under any Lease for any of the matters described in this Section 12.13 or elsewhere in this Lease.

          1.21  Additional Sections

          (a) The following is added as Section 5.02(c) to each Lease:

              "Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges and expenses incurred by Landlord (collectively, "Claims") resulting from a discharge on the Leased Premises of hazardous substances or materials (a "Discharge"), except that Tenant shall not be required to indemnify Landlord for Claims relating to any such Discharges that occur during any period in which the Leased Premises are under Management by an Affiliate of Landlord and are not caused by Tenant or its officers, directors, employees or agents (other than the Manager, or its officers, directors, employees, or agents)."

          (b) The following is added as Section 5.02(d) to each Lease:

              "Tenant agrees to indemnify and hold harmless Landlord from any Claims resulting from any actions, causes of action, suits, proceedings or claims brought or asserted against Landlord in violation of the provisions of Section 5.12 of the Mortgage."

          1.22  Notices

          The addresses for notices of the parties contained in Section 12.03 of each Lease shall be amended to read as follows:

          If to Landlord:
          --------------

          c/o Marriott International, Inc.
          10400 Fernwood Road
          Law Department:  52/923
          Bethesda, Maryland  20817
          Attention: Assistant General Counsel, Courtyard Operations Fax No.: (301) 380-6727

          If to Tenant:
          ------------

          Courtyard By Marriott Limited Partnership
          c/o Host Marriott Corporation
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Dept. 923
          Attention:  Law Dept
          Fax No.: (301) 380-6332
          with a copy to:

          Courtyard by Marriott Limited Partnership
          c/o Host Marriott Corporation
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Dept. 908
          Attention:  Asset Management
          Fax No.:(301) 380-8260

          If to Mortgagee
          ---------------
          Lehman Brothers Holdings Inc.
          3 World Financial Center
          New York, New York 10285
          Attention:  Commercial Mortgage Loan Surveillance
          Fax No.: (212) 528-6659

          1.23  Certain Provisions Temporary

          The provisions of Sections 1.4, 1.6, 1.10(d) and (e), 1.11 and 1.18 shall remain operative as to any Lease only so long as such Lease is subject to the Subordination Agreement.

                           ARTICLE 2:  Miscellaneous

          2.1  First Amendment No Longer Effective; Leases Otherwise
               In Effect


          The terms of each First Amendment to Lease Agreement referred to in Exhibit A attached hereto are terminated and of no force and effect from and
---------
after the date hereof. Except as specifically amended hereby, each of the Leases is unmodified and is in full force and effect.

          2.2  Construction

          No term or provision of any Lease or of this Amendment shall be construed more strictly against one party hereto or thereto than against any other party hereto or thereto. The parties hereto have been represented by competent counsel and all played an equal role in the negotiation and drafting hereof.

          2.3  Headings

          Headings of particular sections are inserted only for the convenience of the parties and are in no way to be construed as a part of this Amendment or as a limitation on the scope of the particular section to which they refer.

          2.4  Applicable Law

          The laws of the state in which the Leased Premises are situated shall govern the validity, performance, and enforcement hereof.

          2.5  Counterparts

          This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

                  ARTICLE 3: ESTOPPEL AND CONSENT OF LANDLORD

          Each Landlord hereby consents to the granting of the Mortgage as to the Leased Premises under each Lease to which it is a party and certifies, with respect to each such Lease, for the benefit of Tenant, Lender and the successors and assigns of each of them that:

          (a) Each such Lease is in full force and effect, and has not been amended or supplemented, except as amended hereby, and constitutes the entire agreement between Landlord and Tenant with respect to the Land.

          (b) The original commencement date and expiration date of the initial term of each such Lease is correctly set forth on Exhibit E attached hereto.
                                                  ---------

          (c) Rental currently payable under such Lease is correctly set forth on Exhibit E attached hereto.
   ---------

          (d) As of the date hereof, there are no outstanding abatements of any rent (including any fixed, percentage or additional rent) due under such Lease.

          (e) To the best of such Landlord's knowledge, such Landlord has completed all of its construction obligations (if any) under such Lease with respect to the Leased Premises.

          (f) Such Landlord is not insolvent and is able to pay its debts as they mature; to the best of such Landlord's knowledge, there are no actions, voluntary or otherwise, pending or threatened against such Landlord under any bankruptcy, reorganization, insolvency or similar federal or state law.

          (g) All fixed rent, additional rent and other charges required to be paid under such Lease have been paid through March 28, 1997, and no rental has been prepaid more than 31 days in advance.

          (h) Such Landlord is not aware of the existence of (i) any material default by Tenant or such Landlord under such Lease, (ii) any event or condition which, with the passage of time, the giving of notice, or both, would constitute a material default by Tenant or such Landlord under such Lease, or (iii) any dispute, action, suit, claim or right of set-off pending or, to such Landlord's knowledge, threatened with respect to such Lease.

          (i) Except pursuant to the Mortgages, such Landlord has not assigned, conveyed, transferred, sold, encumbered or mortgaged its interest in the Lease or the Hotel and there are no mortgages, deeds of trust or other security instruments encumbering Landlord's fee interest in the Hotel.

          (j) Upon written notice to such Landlord that the Loan has been assigned to the Trustee, specifying the name and address of the Trustee, such Landlord will recognize the Trustee as a "Leasehold Mortgagee" under such Lease entitled to all rights and privileges accorded a "Leasehold Mortgagee" under such Lease.

          IN WITNESS WHEREOF, this Second Amendment of Ground Leases has been duly executed and delivered by the parties hereto as of the day and year first above written.


                         TENANT:



                         COURTYARD BY MARRIOTT LIMITED
                         PARTNERSHIP

                         By:  CBM One Corporation,
                              general partner
                              By:
                                   ---------------------------
                              Name:  Douglas H.S. Greene
                              Title:  Vice President

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                         LANDLORDS:






                         HOST RESTAURANTS, INC.
                         By:
                             -----------------------------
                         Name: James L. Best
                         Title:  Vice President



                         NEWARK PROPERTIES, INC.



                         By:
                             -----------------------------
                         Name: James L. Best
                         Title:  Vice President



                         ESSEX HOUSE CONDOMINIUM
                         CORPORATION,


                         By:
                             -----------------------------
                         Name: James L. Best
                         Title:  Vice President


                         CASA MARIA OF MARYLAND, INC.



                         By:
                             -----------------------------
                         Name: James L. Best
                         Title:  Vice President